Exhibit 10.3

Merchant Authorize Agency Service Contract Entered by and between Zhejiang Longding
Holdings Group Co., Ltd and Hangzhou the Fifth Season General Merchandise Investment
Management Co., Ltd.

Party A: Zhejiang Longding Holdings Group Co., Ltd

Party B: Hangzhou The Fifth Season General Merchandise Investment Management Co., Ltd

General Information of the Project

  Project Name: Longding Yuyuan International Brands Street
  Location: Both sides of Pingshan Street, East of Tiyu Road, Jiashan City
  Scheduled Open Date: Before December 31, 2009 in South District, Before October 1, 2010 in North District

Main Content of Authorization

  Aggregate Authorized Area for Merchant: 22800 sq.m
  Authorizing Scope for Merchant: All the business rooms in the South District and North District (except the rooms for property management)
  Authorization Term: The term is a year and a half for Party B to complete the merchant mission and since the contract was signed

Main Content of Service

  Party B is in charge of completing the merchant mission according to the authorizing scope, planning the merchant work generally, leading works of marketing researching, operation type fixing, brand type fixing, merchant price, merchant strategy, merchant organization, planning and operation merchant activities.
  Party B supervises and assists the preparation of merchant materials, including designing and making merchant leaflets, agreements.
  Merchant advertises and activities regarding the publicity of the project are planned by Party B. Party B would be in charge of the organization and operation of the planning after approved by Party A.
  Tenant Agreements under this contract would be entered by Party B and the operators.

Fees and Mode of Payment

  Party A shall pay RMB 1,600,000 Yuan as the fees of the project, including the brand using fee of Party B, wages, travel expense, travelling allowance, project dinner fee, promotion expenses and etc.
  Party A would pay to Party B RMB 200,000 Yuan 3 weekdays since the contract was singed
  Party A would pay to Party B RMB 300,000 Yuan since Party B reach 50% of the merchant target and 20% of the clients entered into the area and started to decorate.
  Party A would pay to Party B RMB 300,000 Yuan since Party B reach 70% of the merchant target and 30% of the clients entered into the area and started to decorate.
  Party A would pay to Party B RMB 500,000 Yuan since Party B reach 80% of the merchant target and 50% of the clients entered into the area and started to decorate.
  Party A would pay the residual balance to Party B since 70% of the clients entered into the area and started to decorate and started operation in the end of the year of 2009.

Rent Price & Agency Commission

  The rent price is decided by Party B.
  The agency commission would be determined by the contract according to particular cases.

Breach of the Contract

  When any Party of the contract breaches the contract and led the performance of the contract unavailable, the breach party shall bear the responsibility of breach of the contract, pay the damages to the observant party.
  If the breach party is Party A, except the project fees, Party A shall pay RMB 100000 Yuan to Party B as damages.
  If the breach party is Party B, Party B shall pay RMB 100000 Yuan to Party A as damages. Party A could refuse to pay the residual balance and Party B should return the project fees to Party A, which had been paid already by Party A.

Headlines of the articles omitted

  Notice on Taxes and Bills
  Notice on Logistics Intellectual Property
  Rights and Obligations of Party A & Party B
  Performance of the Contract & Confidentiality Clause
  Force Majeure
  Dispute Settlement
  Validity, Relieve, Modification and Termination of Contract
  Miscellaneous